SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2009

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2009, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), issued a press release reporting its total unaudited net revenues for the year ended December 31, 2008.  The press release also reported Cubist’s total unaudited net revenues from sales of its antibiotic product CUBICIN® (daptomycin for injection) for the quarter and year ended December 31, 2008, Cubist’s share of international net product revenues (unaudited) for the year ended December 31, 2008, and Cubist’s total service revenue (unaudited) relating to its exclusive agreement with AstraZeneca to sell and provide other support in the United States for MERREM® I.V. (meropenem for injection) for the year ended December 31, 2008.  The press release has been furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1   Press Release dated January 12, 2009

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel
and Secretary

Dated: January 15, 2009